UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The New York Times Company (the “Company”) confirmed, based on available information to date, its previously announced expectation that year-over-year revenue trends for the second quarter for print advertising would improve from the levels of the first quarter, while digital advertising is expected to trend similarly to the first quarter, with year-over-year increases in the high teens.

The Company also reaffirmed its previously announced 2010 expectations as follows:

2010 Expectations

While the Company will remain diligent in managing its operating expenses, it expects that through the remainder of 2010 year-over-year cost savings will moderate, in part because it will be cycling past several major expense-reduction initiatives implemented in mid-2009, it reinstated many of the salary rollbacks implemented in the second quarter of 2009, and newsprint prices are currently rising. The Company expects to manage its operating cost base such that it will adjust expense levels to offset any revenue declines through the remainder of the year.

Given recent announcements of additional price increases by suppliers, the Company expects newsprint price comparisons to be slightly favorable in the second quarter and unfavorable in the third and fourth quarters of 2010.

In addition, the Company expects the following on a pre-tax basis in 2010:

•	Depreciation and amortization: $125 to $130 million,

•	Capital expenditures: $45 to $55 million,

•	Interest expense, net: $85 to $90 million, and

•

Income from joint ventures: $5 to $10 million, excluding a gain of approximately $13 million (the Company’s share is approximately $10 million) from the sale of an asset at one of the paper mills in which the Company has an investment and a gain of approximately $9 million from the sale of a portion of the Company’s interest in NESV.

Except for the historical information contained herein, the matters discussed in this Report are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include national and local conditions, as well as competition, that could influence the levels (rate and volume) of retail, national and classified advertising and circulation generated by our various markets, material increases in newsprint prices and the development of our digital businesses. They also include other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 27, 2009. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: June 9, 2010	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Senior Vice President, General Counsel and Secretary